Exhibit 99.2

Acquisition of Century Bank

October 23, 2012

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving Pacific Continental and Century Bank, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PCBK and Century Bank operate; the ability to promptly and effectively integrate the businesses of Pacific Continental Bank and Century Bank; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

Pro Forma Branch Map

Century Bank Financial Overview (9/30/2012) ($000s):

Total Assets	$85,848
Gross Loans	$71,684
Total Deposits	$69,164
Noninterest-Bearing Demand Deposits	$15,623
Total Equity	$12,268
Net Income (Last Twelve Months)	$1,164

Non-Performing Assets / Total Assets	4.10%
Non-Accrual Loans / Gross Loans	1.83%
Loan Loss Reserve / Gross Loans	2.09%
Loans / Deposits (%)	103.6%

Year Established	2003
# of Employees (FTE)	19
# of Branches	1
•	Century Bank is a one-branch bank in Eugene, Oregon, established in 2003.

•	Branch location is less than 200 yards from PCBK headquarters branch.

•	Century Bank has strong customer relationships within the community which will complement PCBK’s banking strategy.

•	Loan portfolio mix includes 25.4% C&I and 57.6% CRE.

•	Deposit base with 22.6% noninterest-bearing demand deposits and total cost of funds of 0.54%, which is in-line with PCBK.

•	Consistent earnings – six consecutive profitable quarters.

•	Century Bank will be merged into Pacific Continental Bank.

•	In-market acquisition with financially compelling deal economics.

Source: SNL Financial, Century Bank call report

Note: All dollars in thousands

Transaction Details

Purchase Price	$13.4 million (including options and warrants)
$13.13 per share for common shareholders

Consideration Mix	100% cash

Required Approvals	Customary regulatory approvals and approval of Century Bank shareholders

Due Diligence	Comprehensive due diligence completed, including preliminary 3rd party fair value assessment of the loan portfolio

Anticipated Closing	Q1 2013

Overview of Valuation and Deal Assumptions (as of 9/30/2012)

Price / Tangible Book Value	109.2%

Price / Earnings (Last Twelve Months)	11.5x

Core Deposit Premium	1.70%

Fair Value Adjustment on Loan Portfolio (Preliminary Estimate)	6.00%

One-Time Deal Costs (Preliminary Estimate)	$2.3 million

EPS Impact	Immediately accretive (excluding one-time deal costs)

Tangible Book Value Per Share Impact	Less than 3.00% dilution

Internal Rate of Return	Greater than 15.00%

	Balance ($000s)	% of Total Deposits

Noninterest-Bearing Demand	$304,016	31.0%
MMDA, Savings & Int. Bearing Demand	$520,218	53.1%
CDs < $ 100k	$78,138	8.0%
CDs ≥ $ 100k	$77,790	7.9%

Total Deposits	$980,162	100.0%

Interest-Bearing Deposits	$676,146	69.0%
Non-CDs	$902,372	84.1%

Cost of Interest-Bearing Deposits		0.58%
Cost of Total Deposits		0.41%
Cost of Funds		0.49%

	Balance ($ 000s)	% of Total Deposits

Noninterest-Bearing Demand	$15,623	22.6%
MMDA, Savings & Int. Bearing Demand	$34,440	49.8%
CDs < $ 100k	$16,501	23.9%
CDs ≥ $ 100k	$2,600	3.8%

Total Deposits	$69,164	100.0%

Interest-Bearing Deposits	$53,541	77.4%
Non-CDs	$50,063	72.4%

Cost of Interest-Bearing Deposits		0.56%
Cost of Total Deposits		0.43%
Cost of Funds		0.54%

	Balance ($000s)	% of Total Deposits

Noninterest-Bearing Demand	$319,639	30.5%
MMDA, Savings & Int. Bearing Demand	$554,658	52.9%
CDs < $ 100k	$94,639	9.0%
CDs ≥ $ 100k	$80,390	7.7%

Total Deposits	$1,049,326	100.0%

Interest-Bearing Deposits	$729,687	69.5%
Non-CDs	$874,297	83.3%

Cost of Interest-Bearing Deposits		0.58%
Cost of Total Deposits		0.41%
Cost of Funds		0.49%

Source: SNL Financial, PCBK earnings release and Century Bank call report. Information as of or for the three months ended 9/30/2012.

*	Combined does not include any purchase accounting adjustments.

	Balance ($000s)	% of Total Loans

Construction & Development	$65,714	7.9%
1-4 Family	$53,556	6.4%
Multi-Family	$43,080	5.1%
Commercial Real Estate	$362,478	43.3%
Commercial & Industrial	$306,870	36.7%
Consumer	$3,941	0.5%
Other	$1,334	0.2%

Total Loans	$836,973	100.0%

Less: Unearned Income	$(768)
Gross Loans	$836,205

Gross Loans / Deposits	85.3%

	Balance ($000s)	% of Total Loans

Construction & Development	$4,726	6.6%
1-4 Family	$6,657	9.3%
Multi-Family	$—	0.0%
Commercial Real Estate	$41,410	57.6%
Commercial & Industrial	$18,259	25.4%
Consumer	$474	0.7%
Other	$382	0.5%

Total Loans	$71,908	100.0%

Less: Unearned Income	$(224)
Gross Loans	$71,684

Gross Loans / Deposits	103.6%

	Balance ($000s)	% of Total Loans

Construction & Development	$70,440	7.8%
1-4 Family	$60,213	6.6%
Multi-Family	$43,080	4.7%
Commercial Real Estate	$403,888	44.4%
Commercial & Industrial	$325,129	35.8%
Consumer	$4,415	0.5%
Other	$1,716	0.2%

Total Loans	$908,881	100.0%

Less: Unearned Income	$(992)
Gross Loans	$907,889

Gross Loans / Deposits	86.5%

Source: SNL Financial, PCBK earnings release and Century Bank call report. Information as of 9/30/2012.

*	Combined does not include any purchase accounting adjustments.

•	PCBK management knows Century Bank’s niche markets well.

•	Attractive core deposit base and loan portfolio focused on C&I and CRE.

•	Compelling deal economics and conservative modeling assumptions.

•	Significant cost savings opportunity from redundant overhead expenses.

•	Strategic acquisition which furthers PCBK’s capital deployment strategy.

•	PCBK will continue to evaluate acquisition opportunities which are a strategic fit and which make financial sense.